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BESTWAY, INC.                                                        EXHIBIT 21
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                                  SUBSIDIARIES
                                  July 31, 2000

        Subsidiary                                      State of Incorporation
        ----------                                      ----------------------
Bestway Rental, Inc.                                          Tennessee
U.S. Credit-Service Corporation                               Missouri
Westdale Data Service, Inc.                                   Texas